Exhibit 99.1

TPG RE Finance Trust, Inc. Announces CEO Appointment

Incoming CEO Doug Bouquard also named Partner of TPG

New York – January 28, 2022 – TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) announced today that its Board of Directors has appointed Doug Bouquard as Chief Executive Officer and elected him as a director, in each case effective April 25, 2022. Bouquard will also become a Partner of TPG (NASDAQ: TPG) and TPG Real Estate, the firm’s dedicated real estate investment platform.

Bouquard will join TRTX’s senior management team alongside its President, Matt Coleman; Chief Financial Officer, Bob Foley; General Counsel, Vice President, and Secretary, Deborah Ginsberg; and Chief Investment Officer and Vice President, Peter Smith. His appointment marks the culmination of an extensive search conducted by TPG and the TRTX Board of Directors.

“Doug has nearly two decades of experience in real estate credit, and his appointment is a continuation of the firm’s strategy to grow a differentiated real estate investment platform,” said Jon Winkelried, CEO of TPG. “Doug shares our commitment to investing with excellence, and we are excited to have him on board.”

Bouquard joins TRTX from Goldman Sachs, where he most recently served as a Managing Director and Head of US Commercial Real Estate Debt in the Global Markets Division. In this role, he had oversight of the firm’s commercial real estate debt origination activities, including securitized lending, balance sheet lending, and commercial real estate warehouse financing, as well as commercial real estate securities issuance.

“On behalf of the Board, I am pleased to welcome Doug to TRTX,” said Avi Banyasz, Chairman of the Board of TRTX and Co-Head of TPG Real Estate. “Doug is a proven leader in our industry with a strong track record and extensive investment experience. He is well-suited to lead TRTX through its next chapter as the Company works to serve our clients and maximize long-term value for our shareholders.”

Prior to his current role at Goldman Sachs, Bouquard was responsible for various mortgage lending and trading businesses. He joined Goldman Sachs in 2004 as an analyst in the mortgage trading department and was named Managing Director in 2013. Bouquard earned a B.A. from Colgate University. He is a trustee, Chairman of the Investment Committee, and member of the Executive Committee of The Hill School.

“I have long admired TRTX and am excited to join TPG at such an important time in the firm’s history,” said Bouquard. “The TRTX team brings a strong combination of experience and innovation to the market, and I look forward to furthering the Company’s position as a leading real estate debt franchise.”

Bouquard’s appointment follows a strong year for TRTX, with 2021 loan originations of $1.9 billion focused in key thematic areas including multifamily and life sciences. The Company also completed several important capital market transactions, including a $1.25 billion managed CRE CLO, TRTX 2021-FL4, and the issuance of 6.25% Series C Cumulative Redeemable Preferred Stock.

About TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/.

About TPG

TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $109 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, or state other forward-looking information. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this press release. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contacts

Media

Luke Barrett

media@tpg.com

415-743-1550

Investor Relations

TRTX

IR@tpgrefinance.com

212-405-8500

TPG

Gary Stein

shareholders@tpg.com

212-601-4750